Exhibit 23.1

AKIN, DOHERTY, KLEIN & FEUGE, P.C.
Certified Public Accountants
8610 N. New Braunfels, Suite 101
San Antonio, TX  78217
Telephone:  (210) 829-1300
Fax:  (210) 829-4080

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of TXCO Resources Inc. (the “Company”) of our report dated March 13, 2009, with respect to the consolidated financial statements of the Company.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-111176 and 333-122995) and in the Registration Statement on Form S-3 (File No. 333-116630) of our report dated March 13, 2009, with respect to the consolidated financial statements of the Company, included herein, and our report dated March 13, 2009, Attestation Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting, included herein.

/s/Akin, Doherty, Klein & Feuge, P.C.

Akin, Doherty, Klein & Feuge, P.C.
San Antonio, Texas
March 13, 2009